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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 27, 1997

                                GTS DURATEK, INC.
               (Exact Name of Registrant as Specified in Charter)
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
                Delaware                                 0-14292                                 22-2476180
(State or Other Jurisdiction of Incorporation)   (Commission File Number)            (IRS Employer Identification No.)
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                10100 Old Columbia Road, Columbia, Maryland 21046

       (Address of Principal Executive Offices)                (ZIP Code)

       Registrant's telephone number, including area code (410) 312-5100

                  8955 Guilford Road, Columbia, Maryland 21046
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

         On January 27, 1997, GTS Duratek, Inc. (the "Company") signed a letter of intent with Westinghouse Electric Corporation ("Westinghouse") to acquire 100% of the issued and outstanding stock of The Scientific Ecology Group, Inc. ("SEG") from Westinghouse for $28.0 million in cash and 156,986 shares of the Company's Common Stock. The proposed acquisition is subject to the parties entering into a mutually acceptable definitive purchase agreement, receipt of required regulatory approvals and other customary conditions The Company anticipates that it will be able to close the transaction by April 1997.

         SEG, a wholly-owned subsidiary of Westinghouse based in Oak Ridge, Tennessee, is the largest commercial radioactive waste processing company in the United States, offering an extensive range of waste processing services and technologies. SEG recently completed the sale of its interest in a joint venture for the processing of commercial radioactive ion exchange resins and certain assets related to that business. SEG's revenues for the year ended December 31, 1996 were approximately $105 million, excluding those revenues associated with the assets previously sold.


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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GTS Duratek, Inc.

                                     /s/ Robert F. Shawver
                                    ------------------------------------------
                                    Robert F. Shawver
                                    Executive Vice President
                                    and Chief Financial Officer


Date:  January 30, 1997

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                                  EXHIBIT INDEX
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Exhibit              Description                                                                        Page No.
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99                   Press Release issued by GTS Duratek, Inc. on January 28, 1997                          4
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